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                                                                 EXHIBIT____


                            RESTATED PROMISSORY NOTE
                           (Revolving Line of Credit)



$6,000,000.00                                                  August 13, 1996
                                                               Albany, New York


         This RESTATED PROMISSORY NOTE is made and executed this 13th day of August, 1996 by DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as DECORA MANUFACTURING and having an office at 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") to and in favor of FLEET BANK, a bank organized under the laws of the State of New York and having a principal place of business at 69 State Street, Albany, New York 12201 (the "Bank").


         WHEREAS, the Bank is also the holder of a $6,000,000.00 Consolidated and Restated Promissory Note (Revolving Line of Credit) executed by the Borrower in favor of the Bank on July 19, 1994 (the "Prior Note"); and

         WHEREAS, the Borrower agrees and confirms that the aggregate principal amount outstanding pursuant to the terms of the Prior Note is $4,635,283.42, all interest having been paid to date, and that there are no offsets, claims, setoffs, defenses or counterclaims against payment of said amounts; and

         WHEREAS, the Borrower and the Bank desire to modify and restate in full the terms of the Prior Note as hereinafter set forth; and

         NOW, THEREFORE, the Borrower and the Bank agree that the Prior Note is hereby modified and restated in full in the principal amount of $6,000,000.00, with interest payable as hereinafter set forth. Said modified and restated
note is hereinafter called the "Note" and provides as follows:

         FOR VALUE RECEIVED, the undersigned, Decora, Incorporated, a Delaware corporation duly authorized to do business in the State of New York as Decora Manufacturing, with its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (herein called the "Borrower"), hereby promises to pay to the order of Fleet Bank (herein called the "Payee" or the "Bank"), at such Payee's main office at 69 State Street, Albany, New York 12207, or such other location as the Payee shall designate in writing from time to time, the principal sum of Six Million and no/100 Dollars ($6,000,000.00) together with interest on the disbursed, unpaid principal, or, if less, the aggregate unpaid principal amount due hereunder as shown on records of the Payee, together





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with interest at the rate specified below until paid in full.   The records of
the Payee maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded
therein.   Interest shall be computed on a 360-day year basis, but chargeable on actual days.

         As used herein, the following terms shall have the following meanings:

Cost of Funds Fixed Rate - A rate fixed at the Fleet Bank Cost of Funds Rate plus two percent (2.00%).

Default Rate - The Fleet Bank Prime Rate, plus three (3.00%) percent.

Election Notice - The Loan Portion and Interest Rate Election Notice to be delivered by the Borrower to the Bank from time to time in the form of Exhibit A attached hereto, in which the Borrower shall indicate a Loan Portion, an Interest Rate Election, and an Interest Rate Election Period.

Event of Default - Any of those events defined as an Event of Default under this Note, that certain Secured Revolving Line of Credit Agreement dated April 18, 1990 given by the Borrower to the Bank, as amended or any other instruments or documents executed in connection with the Loans.

Fleet Bank Cost of Funds Rate - For any Loan Portion which is to accrue interest at the Cost of Funds Fixed Rate, a rate per annum equal to the rate (rounded up or to the nearest one hundredth of one percent) adjusted for reserves, FDIC assessments, and the like, determined by the Bank in accordance with its general lending practices to be the rate of interest the Bank is required to pay (or is offering to pay) (including fees assessed by the Bank's Investment Division) for a liability in the approximate principal amount of the Loan having a maturity equal to the Interest Rate Election Period. The Fleet Bank Cost of Funds Rate shall be determined as of the first day of any Interest Rate Election Period during which interest is to accrue at the Cost of Funds Fixed Rate.

Fleet Bank Prime Rate - That rate announced from time to time by the Bank as a reference point for determining interest rates charged on certain loans and is not necessarily the lowest rate at which the Bank lends. Any change in this interest rate shall be effective on the date the change in such rate occurs, whether or not notice has been given to the Borrower.

Floating Rate - The Fleet Bank Prime Rate, plus one (1.00%).


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Interest Rate Election - An election on the part of the Borrower to choose the
Cost of Funds Fixed Rate or the Floating Rate to be charged on each Loan
Portion.

Interest Rate Election Period - The time period selected by the Borrower during which interest is to accrue on a Loan Portion at the Cost of Funds Fixed Rate or the Floating Rate as elected by the Borrower. An Interest Rate Election Period during which interest is to accrue at the Cost of Funds Fixed Rate shall be for a term of 30 to 180 days. In no event shall any Interest Rate Election Period extend beyond the Maturity Date of this Loan.

Liability - Any liability which the Bank could incur for an obligation (or obligations) in an amount equal to the unpaid principal amount of the Loan Portion and upon which the Fleet Bank Cost of Funds Rate can be based. It is understood that the choice of which liabilities to use in determining the Fleet Bank Cost of Funds Rate shall be made by the Bank in its sole discretion in accordance with its general lending practices and that the Bank is not obligated to incur any particular liability on which the Fleet Bank Cost of Funds Rate is based, but may do so in its sole discretion.

Loan - The loan of $6,000,000.00 by the Bank to the Borrower.

Loan Portion - Each advance of Loan proceeds by the Bank to the Borrower, each of which advances will be treated separately for purposes of computing interest. Each such advance shall accrue interest at the Cost of Funds Fixed Rate or the Floating Rate, as selected by the Borrower.

Maturity Date - August 31, 1998.

         When requesting each advance of Loan proceeds from the Bank, the Borrower shall deliver to the Bank an Election Notice setting forth the Loan Portion, and indicating an Interest Rate Election and an Interest Rate Election Period for such Loan Portion. The Interest Rate Election for each Loan Portion shall remain in effect until expiration of the Interest Rate Election Period chosen by the Borrower for that Loan Portion. Prior to the end of a selected Interest Rate Election Period, the Borrower shall deliver to the Bank a new Election Notice designating the new Interest Rate Election Period and the Interest Rate Election to apply to the Loan Portion during such Interest Rate Election Period. In the event the Borrower fails to deliver an Election Notice to the Bank prior to the expiration of any Interest Rate Election Period, interest shall accrue on that Loan Portion at the Floating Rate until the Borrower again makes an Interest Rate Election. Once chosen, the Loan Portion and the Interest Rate Election shall remain in effect until the expiration of the Interest Rate Election Period.


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         The Borrower agrees to pay principal and interest to the Bank on demand. In the absence of prior demand, the Borrower agrees to pay principal and interest to the Bank as follows:

         Interest shall be payable monthly in arrears commencing September 1, 1996, and continuing on the first day of each and every month thereafter until and including August 1, 1998. The entire unpaid balance of principal, plus accrued interest, on all Loan Portions shall be due and payable in any event on the Maturity Date. If the Borrower elects to make principal payments during the term of this Loan, said principal payments shall be applied to reduce those Loan Portions having Interest Rate Election Periods which are next to expire, in chronological order. Advances under this Note shall be reflected on the records of the Bank. In absence of prior demand by Payee or default by the Borrower, as the Borrower makes repayments of principal, it shall be permitted to reborrow hereunder until the Expiration Date.

         All payments made hereunder shall be applied first to accrued interest, next to the payments of any fees and expenses of the Bank, then to principal and finally to any unpaid "late charges" as hereinafter defined.

         In the event the Borrower prepays any Loan Portion carrying interest at the Floating Rate, there shall be no prepayment premium. In the event the Borrower prepays any Loan Portion carrying a Cost of Funds Fixed Rate, the Borrower shall pay a prepayment premium computed as follows:

         During any Interest Rate Election Period in which the
         Cost of Funds Fixed Rate is being charged, the principal balance of the Loan Portion outstanding may be repaid at any time and the Borrower shall pay to the Bank a prepayment penalty in an amount computed as follows: The latest published rate preceding the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the last day of the Interest Rate Election Period during which the Cost of Funds Fixed Rate is being charged shall be subtracted from the Cost of Funds Fixed Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no prepayment penalty. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting


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         amount will be divided by 360 and multiplied by the number of days remaining in the Interest Rate Election Period during which the Cost of Funds Fixed Rate is being charged. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated Interest Rate Election Period and using the above referenced United States Treasury Note or Bill rate and the number of days remaining in said Interest Rate Election Period as of the date of the prepayment. The resulting amount shall be the prepayment premium due to the Bank upon the prepayment of the Loan Portion. If by reason of an Event of Default (as hereinafter defined) hereunder, the Bank elects to declare this Note to be immediately due and payable, then any prepayment premium with respect to this Note shall become due and payable in the same manner as if the Borrower had voluntarily exercised such right of prepayment.

         The Borrower acknowledges that this Note is subject to the provisions of that certain Secured Revolving Line of Credit Agreement dated April 18, 1990 given by the Borrower to the Payee and the Instruments of Collateral Security identified therein, which Secured Revolving Line of Credit Agreement was amended by an Amendment to Secured Revolving Line of Credit Agreement effective and dated as at July 31, 1992 by and between the Borrower and the Payee, a Second Amendment to Secured Revolving Line of Credit Agreement effective and dated as at the 29th day of July, 1993 by and between the Borrower and the Payee, a Third Amendment to Secured Revolving Line of Credit Agreement effective and dated as at the 19th day of July, 1994 by and between the Borrower and the Payee and a Fourth Amendment to Secured Revolving Line of Credit Agreement effective and dated as at even date herewith by and between the Borrower and the Payee (the Secured Revolving Line of Credit Agreement as amended by the First Amendment to Secured Revolving Line of Credit Agreement, the Second Amendment to Secured Revolving Line of Credit Agreement, the Third Amendment to Secured Revolving Line of Credit Agreement and the Fourth Amendment to Secured Revolving Line of Credit Agreement is hereinafter collectively called the "Loan Agreement") and all such terms, covenants and conditions of such Loan Agreement and the Instruments of Collateral Security identified therein are all hereby incorporated in this Note as though said terms, covenants and conditions were fully set forth herein.

         In the event that any payment shall become overdue for a period in excess of ten (10) days, a "Late Charge" of five cents ($0.05) for each dollar ($1.00) so overdue will be charged by the


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Bank for the purpose of defraying the expense incident to handling such delinquent payment.

         Upon the occurrence of one or more events of default as provided below, the entire disbursed and unpaid principal, and the interest on this Note shall, upon written demand of the Bank, become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower. Any one or more of the following shall constitute an event of default ("Event of Default"):

         (a) Upon the failure of the Borrower to pay any part of the interest or principal on this Note when due and payable and continuance of such failure for ten (10) days;

         (b) Any event of default pursuant to the terms and conditions of the Loan Agreement;

         (c) Any default pursuant to the terms and conditions of any other loan or credit accommodation by the Bank to the Borrower after notice and the expiration of any grace period, if applicable;

         (d) Dissolution, cessation of business and/or transfer of a material part of the assets of the Borrower; and/or

         (e) Institution of Bankruptcy proceedings or other proceedings of any kind for the relief of or collection of debts by or against Borrower, including, without limitation, assignments for the benefit of creditors, appointment of trustees, receivers or custodians for a material part of the Borrower's assets, levies upon or attachment of assets, or filing of judgments not fully insured, bonded or removed within thirty days or a filing of tax liens.

         If an Event of Default has occurred and is continuing, the Borrower shall not be permitted to make any Interest Rate Elections unless and until the Event of Default is cured, and interest shall accrue at the Default Rate until the earlier of (i) the Event of Default is cured, or (ii) this Note is paid in full.

         The powers and remedies given hereby and by the Loan Agreement shall not be exclusive of any other powers and remedies available to the Bank. No course of dealings between the Borrower and the Bank and no delay on the part of the Bank in exercising any rights with respect to any default shall operate as a waiver of any rights of the Bank. Failure on the part of the Bank to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default. The Borrower agrees to pay all costs and expenses


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incurred by the Bank in enforcing this Note, including, without limitation, reasonable attorneys' fees and legal expenses.

         Interest after maturity (whether by acceleration or otherwise) shall be payable at the Default Rate until this Note is paid in full. If any provisions of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

         This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

         This Note and all rights of the Bank hereunder, may be assigned by the Bank, but this Note may not be assigned by the Borrower.

         The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Bank hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

         Notwithstanding anything to the contrary contained herein, the funds available under this Note will be inclusive of letters of credit extended by the Payee to the Borrower, which letters of credit shall not exceed in the aggregate a maximum of Two Hundred Thousand and no/100 Dollars ($200,000.00) outstanding at any one time. No letters of credit issued by the Payee at the request of the Borrower pursuant to the terms of the Loan Agreement shall have maturity dates later than December 31, 1998.

         IN WITNESS WHEREOF, the Borrower has duly executed this Note the day and year first above written.


                                                  Decora, Incorporated d/b/a
                                                  Decora Manufacturing


                                                  By: __________________________
                                                  Name:  _______________________
                                                  Title:  ______________________





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                                   EXHIBIT A
                                ELECTION NOTICE


TO:        Fleet Bank (Lender)

DATE:

         Pursuant to a $6,000,000.00 Amended and Restated Promissory Note (Revolving Line of Credit) dated August 13, 1996 executed by Decora, Incorporated d/b/a Decora Manufacturing ("Borrower") to the order of Lender, Borrower hereby authorizes, requests and elects to have an advance in the amount of $_______________ funded in the manner selected herein.

                    __  FLOATING RATE
                    __  COST OF FUNDS RATE

                        Interest Rate Election Period (must be 30 to
                        180 days) ________________

        In connection with and in order to induce Lender to advance the Loan as requested above, Borrower hereby represents, warrants and stipulates as follows:

         1. The representations and warranties of the Borrower contained in the Secured Revolving Line of Credit Agreement dated April 18, 1990, as amended (the "Loan Agreement"), are true and correct as of the date of this Election Notice.

         2. There exists no Event of Default pursuant to the terms of the Loan Agreement.

         Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.


                                             BORROWER:

                                             Decora, Incorporated d/b/a
                                             Decora Manufacturing

                                             By:  ______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________